Exhibit 99.1

AMENDMENT NO. 2 TO CHANGE IN CONTROL AGREEMENT

This Agreement made this 25th day of May, 2006 by and between                     (“Executive”) and Koppers Holdings Inc. (the “Company”).

WHEREAS, the Company and Executive entered into a Change in Control Agreement (the “CIC Agreement”) dated                     ; and

WHEREAS, the Company and Executive entered into Amendment no. 1 to the CIC Agreement on                     ; and

WHEREAS, the Company and Executive desire to further amend the CIC Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Paragraph 1 of the CIC Agreement, as amended by Amendment No. 1, shall be deleted in its entirety and shall be replaced with the following:

Term of Agreement. The term of this Agreement (the “Term”) shall commence as of                      and shall continue in effect until May 31, 2007; provided, however, that as of May 31, 2007, and each May 31st thereafter, the Term shall automatically be extended for one additional year unless, at least ninety (90) days prior to such renewal date either the Company or Executive shall have given notice to the other that such party does not wish to extend the Term; and provided further, however, that if a Change in Control (as hereinafter defined) shall have occurred during the original or any extended Term, the Term shall continue for a period of not less than twenty-four (24) months following the month in which such Change in Control occurred. In no event, however, shall the Term extend beyond the end of the calendar month in which Executive’s 65th birthday occurs.

2.	Except as expressly modified herein, all terms and conditions of the CIC Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:	EXECUTIVE:

Signature	Signature

Name	Name

Title	Title

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